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                                                                      Exhibit 21

      SUBSIDIARIES OF CAMBRIDGE TECHNOLOGY PARTNERS (MASSACHUSETTS), INC.

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     Name of Subsidiary                               Jurisdiction of Incorporation

Cambridge Technology Partners International, Inc.           Delaware
Cambridge Technology Partners (Latin America), Inc.         Delaware
Cambridge Technology Partners (Mexico), S.A. de C.V.        Mexico
CTP Services, S.A. de C.V.                                  Mexico
Cambridge Technology Partners (Venezuela) C.A.              Venezuela
Cambridge Technology Partners de Brazil S/C LTDA            Brazil
Cambridge Technology Partners Ltd.                          Ontario
Cambridge Technology Partners (Switzerland) S.A.            Switzerland
Cambridge Technology Partners (Asia), Inc.                  Delaware
Cambridge Technology Partners Pty. Ltd.                     Australia
Cambridge Technology Partners India Private Limited         India
Cambridge Technology Partners Limited                       Japan
Cambridge Technology Partners (Europe), Inc.                Delaware
Cambridge Technology Partners (Netherlands), B.V.           Netherlands
Cambridge Technology Partners (UK), Ltd.                    United Kingdom
Cambridge Technology Partners Ireland Ltd.                  Ireland
Peter Chadwick Holdings Limited                             United Kingdom
Cambridge Technology Partners (Benelux) B.V.                Netherlands
Cambridge PCHL L.L.C.                                       Delaware
Cambridge Technology Partners Cambridge Management
 Consulting, Inc.                                           California
Cambridge Technology Partners-Enterprise Resources
 Solutions, Inc.                                            California
Cambridge Technology Partners Securities Corporation        Massachusetts

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